    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON August 25, 2006

                                                     REGISTRATION NO. 333-135046
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         Post Effective Amendment No. 1
                                       To
                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               One IP Voice, Inc.
                          ----------------------------
             (Exact name of registrant as specified in its charter)

    DELAWARE                          4813                        06-1205743
(State or Other                (Primary Standard               (I.R.S. Employer
Jurisdiction of            Industrial Classification         Identification No.)
incorporation or                  Code Number)
 organization)


                             22 Prestige Park Circle
                        East Hartford, Connecticut 06108
                                 (860) 610-6000
 -----------------------------------------------------------------------------
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                Robert G. LaVigne
         Executive Vice President, Chief Financial Officer and Secretary
                               One IP Voice, Inc.
                     (f/k/a Farmstead Telephone Group, Inc.)
                             22 Prestige Park Circle
                        East Hartford, Connecticut 06108
                                 (860) 610-6000

                     --------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:

                          Henry E. Knoblock, III, Esq.
                              Dongsup S. Kim, Esq.
                              Gesmer Updegrove LLP
                           40 Broad Street - 3rd Floor
                           Boston, Massachusetts 02109
                            Telephone (617) 350-6800
                            Facsimile: (617) 350-6878

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If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under Securities Act of 1933, check the following box. [ ]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c)under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d)under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration for the same offering. [ ]

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Explanatory Paragraph:

The Company is de-registering 285,080 shares from 601,005 shares of common stock underlying certain warrants previously issued to its placement agent, C.P. Baker Securities, Inc., which shares are registered on the current effective Form S-1 registration statement. After the de-registration of such shares, 315,925 shares of common stock underlying C.P. Baker Securities, Inc.'s warrants will remain registered under the registration statement.

In connection with the Series A Preferred Stock transactions and the bridge loan with Sotomar - Empreendimentos Industriais e Imobiliarios (occurring between February, 2006 and April, 2006, and unrelated to the Company's public offering of securities), described in the Form S-1 registration statement, the Company issued to its placement agent, C.P. Baker Securities, Inc., warrants (i) to purchase up to an aggregate 150,335 shares of the Company's common stock at an exercise price of $2.125 per share; (ii) to purchase up to an aggregate 30,067 shares of the Company's Series A Preferred Stock at an exercise price of $17.00 per share; and (iii) to purchase up to 150,000 shares of the Company's common stock at an exercise price of $1.27. All 601,005 shares of common stock underlying the above warrants are registered on the current effective Form S-1 registration statement.

As part of its NASD approval process, the placement agent specifically requested that the Company de-register 285,080 shares of common stock underlying its warrant to purchase 33,085 shares of the Company's common stock, its warrant to purchase 48,675 shares of the Company's common stock, its warrant to purchase up to 6,617 shares of the Company's preferred stock and its warrant to purchase up to 13,715 shares of the Company's preferred stock.

In addition, as part of the NASD approval, the Company confirms that the maximum commission or discount to be received by any NASD member or independent broker/dealer will not be greater than eight (8) percent for the sale of any securities registered under the Form S-1 registration statement pursuant to SEC Rule 415.

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                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of East Hartford, State of Connecticut on the 25th day of August, 2006.

                                   Farmstead Telephone Group, Inc.


                                   By: /s/ Jean-Marc Stiegemeier
                                       -----------------------------------
                                       Jean-Marc Stiegemeier
                                       Chief Executive Officer and President

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                          Title(s)
----------                         --------

/s/ Jean-Marc Stiegemeier          Chairman of the Board, President, Chief
-----------------------------      Executive Officer and Director
Jean-Marc Stiegemeier              (Principal Executive Officer)

Dated: August 25, 2006

/s/ Robert G. LaVigne              Executive Vice President, Chief Financial
-----------------------------      Officer, Secretary and Treasurer
Robert G. LaVigne                  (Principal Financial and Accounting
                                   Officer)

Dated: August 25, 2006

       *                           Director
-----------------------------
George J. Taylor, Jr.

Dated: August 25, 2006

       *                           Director
-----------------------------
Harold L. Hansen

Dated: August 25, 2006

       *                           Director
-----------------------------
Joseph J. Kelley

Dated: August 25, 2006

       *                           Director
-----------------------------
Ronald P. Pettirossi

Dated: August 25, 2006


       *                           Director
-----------------------------
Hugh M. Taylor

Dated: August 25, 2006


*By /s/ Jean-Marc Stiegemeier
    -------------------------
    Jean-Marc Stiegemeier
    Attorney-in-fact

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